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EXHIBIT 21.1

LIST OF SUBSIDIARIES OF
LKQ CORPORATION

	Subsidiary	Jurisdiction	Assumed Names
1.	1323342 Alberta ULC	Alberta
2.	1323352 Alberta ULC	Alberta
3.	1323410 Alberta ULC	Alberta
4.	A-Reliable Auto Parts & Wreckers, Inc.	Illinois	LKQ Self Service Auto Parts-Rockford
5.	Accu-Parts LLC	New York
6.	Akron Airport Properties, Inc.	Ohio
7.	B&D Automotive International, Inc.	New York
8.	Bodymaster Auto Parts, Inc.	New Jersey
9.	Bodymaster Auto Parts Supply, Inc.	Maryland
10.	Budget Auto Parts U-Pull-It, Inc.	Louisiana
11.	Car Body Concepts, Inc.	Florida
12.	Chambers Parts Distributors	Maine
13.	Damron Holding Company, LLC	Delaware	LKQ North Florida; LKQ Melbourne; LKQ Service Center Crystal River; LKQ Fort Myers
14.	DAP Trucking, LLC	Florida
15.	Distribuidora Hermanos Copher Internacional, SA	Costa Rica
16.	Double R Auto Sales, Inc.	Florida
17.	Fenders and More, Inc.	Tennessee
18.	Fit-Rite Body Parts, Inc.	New Jersey
19.	FM Acquisition Corporation	Tennessee
20.	Global Trade Alliance, Inc.	Ohio
21.	Hermanos Copher Internacional, SA	Guatemala
22.	Inteuro Parts Distributors, Inc.	Florida
23.	Keystone Automotive de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
24.	Keystone Automotive Industries, Inc.	California
25.	Keystone Automotive Industries BC, Inc.	British Columbia
26.	Keystone Automotive Industries CDN, Inc.	Ontario
27.	Keystone Automotive Industries FL, Inc.	Florida
28.	Keystone Automotive Industries MN, Inc.	Minnesota
29.	Keystone Automotive Industries Nevada, Inc.	Nevada
30.	Keystone Automotive Industries OH, Inc.	Ohio
31.	Keystone Automotive Industries ON, Inc.	Ontario
32.	Keystone Automotive Industries QC, Inc.	Quebec

33.	Keystone Automotive Industries Resources, Inc.	Delaware
34.	Keystone Automotive Industries TN, Inc.	Tennessee
35.	LKQ 1st Choice Auto Parts, LLC	Oklahoma
36.	LKQ 250 Auto, Inc.	Ohio
37.	LKQ A&R Auto Parts, Inc.	South Carolina
38.	LKQ All Models Corp.	Arizona	Wholesale Auto Recyclers; Cars 'n More
39.	LKQ Apex Auto Parts, Inc.	Oklahoma
40.	LKQ Atlanta, L.P.	Delaware	LKQ Carolina
41.	LKQ Auto Parts of Central California, Inc.	California
42.	LKQ Auto Parts of Memphis, Inc.	Arkansas	LKQ of Tennessee
43.	LKQ Auto Parts of North Texas, Inc.	Delaware
44.	LKQ Auto Parts of North Texas, L.P.	Delaware	LKQ Auto Parts of Central Texas
45.	LKQ Auto Parts of Orlando, LLC	Florida	LKQ Self Service Auto Parts-Orlando
46.	LKQ Auto Parts of Utah, LLC	Utah
47.	LKQ Best Automotive Corp.	Delaware	LKQ Auto Parts of South Texas; A-1 Auto Salvage Pick & Pull; The Engine & Transmission Store
48.	LKQ Birmingham, Inc.	Alabama	LKQ Gulf Coast
49.	LKQ Brad's Auto & Truck Parts, Inc.	Oregon
50.	LKQ Broadway Auto Parts, Inc.	New York
51.	LKQ Copher Self Service Auto Parts-Bradenton Inc.	Florida
52.	LKQ Copher Self Service Auto Parts-Clearwater Inc.	Florida
53.	LKQ Copher Self Service Auto Parts-St. Petersburg Inc.	Florida
54.	LKQ Copher Self Service Auto Parts-Tampa Inc.	Florida
55.	LKQ Crystal River, Inc.	Florida	LKQ Fort Myers
56.	LKQ Delaware LLP	Delaware
57.	LKQ Dominion Auto Recycling, Inc.	Ontario
58.	LKQ Foster Auto Parts, Inc.	Oregon	LKQ U-Pull-It Auto Wrecking; U-Pull-It Auto Wrecking
59.	LKQ Foster Auto Parts Salem, Inc.	Oregon	Foster Auto Parts Salem
60.	LKQ Foster Auto Parts Westside LLC	Oregon
61.	LKQ Gorham Auto Parts Corp.	Maine
62.	LKQ Great Lakes Corp.	Indiana	LKQ Star Auto Parts
63.	LKQ Holding Co.	Delaware
64.	LKQ Hunts Point Auto Parts Corp.	New York	Partsland USA; LKQ Auto Parts of Eastern Pennsylvania; LKQ Auto Parts
65.	LKQ Lakenor Auto & Truck Salvage, Inc.	California	LKQ of Southern California; LKQ of Las Vegas
66.	LKQ Management Company	Delaware
67.	LKQ Metro, Inc.	Illinois
68.	LKQ Mid-America Auto Parts, Inc.	Kansas	Mabry Auto Salvage

69.	LKQ Midwest Auto Parts Corp.	Nebraska	Midwest Foreign Auto; LKQ Midwest Auto
70.	LKQ Minnesota, Inc.	Minnesota	LKQ Albert Lea
71.	LKQ of Indiana, Inc.	Indiana	LKQ Self Service Auto Parts-South Bend
72.	LKQ of Michigan Inc.	Michigan
73.	LKQ of Nevada, Inc.	Nevada
74.	LKQ of Tennessee, Inc.	Tennessee
75.	LKQ Online Corp.	Delaware
76.	LKQ Ontario LP	Ontario
77.	LKQ Penn-Mar, Inc.	Pennsylvania
78.	LKQ Pintendre Auto, Inc.	Quebec
79.	LKQ Pull N Save Auto Parts of Aurora LLC	Colorado
80.	LKQ Raleigh Auto Parts Corp.	North Carolina
81.	LKQ Route 16 Used Auto Parts, Inc.	Massachusetts
82.	LKQ Salisbury, Inc.	North Carolina	LKQ of Carolina
83.	LKQ Savannah, Inc.	Georgia
84.	LKQ Self Service Auto Parts-Memphis LLC	Tennessee
85.	LKQ Self Service Auto Parts-Tulsa, Inc.	Oklahoma
86.	LKQ Self Service Auto Parts-Holland, Inc.	Michigan
87.	LKQ Self Service Auto Parts-Kalamazoo, Inc.	Michigan
88.	LKQ Smart Parts, Inc.	Delaware
89.	LKQ Triplett ASAP, Inc.	Ohio
90.	LKQ U-Pull-It Damascus, Inc.	Oregon	U-Pull-It Auto Damascus
91.	LKQ U-Pull-It Tigard, Inc.	Oregon
92.	LKQ West Michigan Auto Parts, Inc.	Michigan
93.	Michael Auto Parts, Incorporated	Florida
94.	Mid-State Aftermarket Body Parts, Inc.	Arkansas
95.	Northern Light Refinishing Inc.	Michigan
96.	Pennsylvania Collision Parts LLC	Pennsylvania
97.	Potomac German Auto South, Inc.	Florida
98.	Potomac German Auto, Inc.	Maryland
99.	Quality Body Parts, Inc.	Connecticut
100.	Redding Auto Center, Inc.	California	LKQ Auto Parts of Northern California
101.	Scrap Processors, LLC	Illinois
102.	Speedway Pull-N-Save Auto Parts, LLC	Florida	LKQ Self Service Auto Parts of Daytona
103.	Supreme Auto Parts, Inc.	Pennsylvania
104.	Transmetco Corporation	Indiana
105.	Transwheel Corporation	Indiana
106.	U-Pull-It, Inc.	Illinois
107.	U-Pull-It, North, LLC	Illinois

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  EXHIBIT 21.1
LIST OF SUBSIDIARIES OF LKQ CORPORATION